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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 4, 1998, with respect to the financial statements of Value Health Pharmacy Benefit Management included in Express Scripts, Inc.'s Current Report on Form 8-K/A dated June 12, 1998, and incorporated by reference in this Registration Statement on Form S-3 and related Prospectus of Express Scripts, Inc.


/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

June 10, 1999